                                                                    Exhibit 3.10


                    AMENDMENT NO. 6 TO AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                          OF PRIME GROUP REALTY, L.P.


     This AMENDMENT NO. 6 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P. (this "Amendment") is made as of March 25, 1998 by Prime Group Realty Trust, a Maryland real estate investment trust ("PGRT"), as the Managing General Partner of Prime Group Realty, L.P., a Delaware limited partnership (the "Partnership"), and on behalf of the other Partners (as hereinafter defined). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 17, 1997, by and among PGRT and the other parties signatory thereto, as amended thereafter (as so amended, the "Limited Partnership Agreement").

                             W I T N E S S E T H:

     WHEREAS, on March 25, 1998, 2,579,994 Common Shares (the "Private Placement Shares") were issued and sold by PGRT to certain institutional investors (the "Purchasers") pursuant to a Purchase Agreement, dated as of March 25, 1998 (the "Purchase Agreement"), by and among PGRT, the Partnership and such Purchasers;

     WHEREAS, pursuant to Section 4.3.D. of the Limited Partnership Agreement,
(i) PGRT has made or will make a Capital Contribution of the net proceeds from the issuance and sale of the Private Placement Shares, and (ii) PGRT shall receive Common Units corresponding to such Private Placement Shares;

     WHEREAS, the Partners desire to amend the Limited Partnership Agreement to reflect the increase in outstanding Common Units as a result of the issuance of 2,579,994 Common Units to PGRT in connection with the issuance and sale by PGRT of the Private Placement Shares to the Purchasers; and

     WHEREAS, Section 2.4 of the Limited Partnership Agreement authorizes, among other things, the Managing General Partner, as true and lawful agent and attorney-in-fact, to execute, swear to, acknowledge, deliver, file and record this Amendment on behalf of each Partner that has executed the Limited Partnership Agreement and on behalf of the Partnership.

     NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Issuance of Common Units Pursuant to Section 4.3.D. of the Limited Partnership Agreement. The net proceeds from the issuance and sale of the Private Placement Shares have been or will be received by the Partnership as a Capital Contribution from PGRT. The Partnership hereby issues 2,579,994 Common Units of

General Partner Interest to PGRT, pursuant to Section 4.3.D. of the Limited Partnership Agreement, which shall correspond to the Private Placement Shares, such issuance to be effective upon the receipt by PGRT of the aggregate purchase price of the Private Placement Shares in accordance with the terms and conditions of the Purchase Agreement. Such Common Units of General Partner Interest issued pursuant to this Section 1 shall not be evidenced by a Common Unit certificate unless hereafter requested by PGRT.

     Section 2. Amendment of Exhibit A to the Limited Partnership Agreement. Exhibit A to the Limited Partnership Agreement is hereby amended and restated to reflect the aforementioned change(s) by deleting Exhibit A attached thereto in its entirety, and by attaching in lieu thereof a replacement exhibit in the form of Exhibit A attached hereto. From and after the effectiveness of this Amendment, the amended and restated Exhibit A attached hereto shall be the only Exhibit A to the Limited Partnership Agreement, unless and until it is hereafter further amended.

     Section 3. Reference to and Effect on the Limited Partnership Agreement.

          A. The Limited Partnership Agreement is hereby deemed to be amended to the extent necessary to effect the matters contemplated by this Amendment. Except as specifically provided for hereinabove, the provisions of the Limited Partnership Agreement shall remain in full force and effect.

          B. The execution, delivery and effectiveness of this Amendment shall not operate (i) as a waiver of any provision, right or obligation of the Managing General Partner, the other General Partner or any Limited Partner under the Limited Partnership Agreement except as specifically set forth herein or
(ii) as a waiver or consent to any subsequent action or transaction.

     Section 4. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                            [signature page follows]

                            AMENDMENT NO. 6 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                              MANAGING GENERAL PARTNER:
                              ------------------------

                              PRIME GROUP REALTY TRUST, a
                              Maryland real estate investment trust


                              By:/s/  William M. Karnes
                                 -------------------------------

                              Name:  William M. Karnes

                              Title: Executive Vice President and
                                     Chief Financial Officer


                              LIMITED PARTNERS:
                              ----------------

                              Each Limited Partner hereby executes
                              this Amendment to the Limited
                              Partnership Agreement.

                              By:   PRIME GROUP REALTY TRUST, a
                                    Maryland real estate investment
                                    trust, as attorney-in fact


                                    By:/s/ William M. Karnes
                                       -------------------------

                                    Name: William M. Karnes

                                    Title: Executive Vice President
                                           and Chief Financial
                                           Officer

                                  EXHIBIT A*

              Partners, Number of Units and Capital Contributions

                                       Number of            Capital
Managing General Partner              Common Units        Contribution
------------------------              ------------        ------------
Prime Group Realty Trust               15,559,994              **
      77 West Wacker Drive
      Suite 3900
      Chicago, IL  60601
      Attn:  Richard S. Curto
             James F. Hoffman

General Partner
---------------

The Nardi Group, L.L.C                    927,100          $18,542,000
      c/o Stephen J. Nardi
      4100 Madison Street
      Hillside, IL  60162

Limited Partners
----------------
                                          388,677          $ 7,773,540
Edward S. Hadesman
Trust Dated May 22, 1992
      c/o Edward S. Hadesman
      2500 North Lakeview, Unit 1401
      Chicago, IL  60614

Grandville/Northwestern                     9,750          $   195,000
Management Corporation
      c/o Edward S. Hadesman
      2500 North Lakeview, Unit 1401
      Chicago, IL  60614

Carolyn B. Hadesman                        54,544          $ 1,090,880
Trust Dated May 21, 1992
      c/o Edward S. Hadesman
      2500 North Lakeview, Unit 1401
      Chicago, IL  60614

-----------

* As amended by Amendment No. 6 to the Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P.

** This amount shall be inserted by the Managing General Partner.

              Partners, Number of Units and Capital Contributions


                                       Number of            Capital
Limited Partners (Cont'd)             Common Units        Contribution
------------------------              ------------        ------------
Lisa Hadesman 1991 Trust                169,053            $ 3,381,060
     c/o Edward S. Hadesman
     2500 North Lakeview, Unit 1401
     Chicago, IL  60614

Cynthia Hadesman 1991 Trust             169,053            $ 3,381,060
     c/o Edward S. Hadesman
     2500 North Lakeview, Unit 1401
     Chicago, IL  60614

Tucker B. Magid                          33,085            $   661,700
     545 Ridge Road
     Highland Park, IL  60035

Frances S. Shubert                       28,805            $   576,100
     511 Lynn Terrace
     Waukegan, IL  60085

Grandville Road Property, Inc.            7,201            $   144,020
     c/o Ms. Frances S. Shubert
     511 Lynn Terrace
     Waukegan, IL  60085

Sky Harbor Associates                    62,149            $ 1,242,980
     c/o Howard I. Bernstein
     6541 North Kilbourn
     Lincolnwood, IL  60646

Jeffrey A. Patterson                    110,000            $ 2,200,000
     c/o Prime Group Realty Trust
     77 West Wacker Drive
     Suite 3900
     Chicago, IL  60601

Primestone Investment Partners, L.P.  7,944,893                   **
     c/o The Prime Group, Inc.
     77 West Wacker Drive
     Suite 3900
     Chicago, IL  60601
     Attn:  Paul A. Roehri


-------

** This amount shall be inserted by the Managing General Partner.

              Partners, Number of Units and Capital Contributions

                                       Number of            Capital
Limited Partners (Cont'd)             Common Units        Contribution
-------------------------             ------------        ------------
Prime Group Limited Partnership          47,525           $   950,500
     c/o The Prime Group, Inc.
     77 West Wacker Drive
     Suite 3900
     Chicago, IL  60601
     Attn:  Michael W. Reshcke
            Robert J. Rudnik

H Group LLC                             271,572           $ 5,400,000
     c/o Heitman Financial Ltd.
     180 N. LaSalle
     Suite 3600
     Chicago, IL  60601
     Attn:  Norman Perlmutter

Ray R. Grinvalds                          5,216           $   104,320
     217 Deer Valley Drive
     Barrington, IL  60010

Warren H. John                           37,259           $   745,180
     1730 N. Clark Street
     Chicago, IL  60614


              Partners, Number of Units and Capital Contributions

                                      Number of Convertible        Capital
Managing General Partner                 Preferred Units         Contribution
------------------------                 ---------------         ------------
Prime Group Realty Trust                    2,000,000                 **
      77 West Wacker Drive
      Suite 3900
      Chicago, IL  60601
      Attn:  Richard S. Curto
             James F. Hoffman

-----------

** This amount shall be inserted by the Managing General Partner.